EXHIBIT 10.18

ROYAL CARIBBEAN CRUISES LTD. ET AL

BOARD OF DIRECTORS

NONQUALIFIED DEFERRED COMPENSATION PLAN

RABBI TRUST

ROYAL CARIBBEAN CRUISES LTD. ET AL.
BOARD OF DIRECTORS
NONQUALIFIED DEFERRED COMPENSATION PLAN
RABBI TRUST

     This Trust Agreement, hereafter referred to as the “Agreement,” is entered into between Royal Caribbean Cruises Ltd., having its principal place of business in Miami, Florida, hereafter referred to as the “Company,” and SunTrust Bank, its successor or successors, hereafter referred to as the “Trustee”:

WITNESSETH:

     WHEREAS, the Company is obligated pursuant to Royal Caribbean Cruises, Ltd. et al Board of Directors Nonqualified Deferred Compensation Plan (the “Plan”) to pay benefits to members of the Board of Directors of Royal Caribbean Cruises Ltd. who are Participants in the Plan, hereafter referred to as the “Participants,”

     WHEREAS, the Company wishes to establish a trust and to contribute to the Trust assets that shall be held therein, subject to the claims of the Company creditors in the event of the Company’s Insolvency, as herein defined, until paid to Participants and their beneficiaries in such manner and at such times as specified in the Plan;

     WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”);

     WHEREAS, it is the intention of the Company to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plan;

     NOW, THEREFORE, in consideration of the mutual promises contained in this Agreement, the Company and the Trustee establish this Trust Agreement as follows:

ARTICLE I
ESTABLISHMENT OF TRUST

     1.1 The Company hereby establishes with the Trustee a trust which shall be comprised of all sums of money and other property acceptable to the Trustee as shall from time to time be paid or delivered to the Trustee and the earnings and profits thereon to be held, administered and disposed of by the Trustee as provided in this Trust Agreement. All such money and property, all investments and proceeds thereof and earnings and appreciations thereon, less the payments which shall have been made by the Trustee at any time of reference as authorized herein, are referred to herein as the “Trust”. By entering into this Agreement, it is not the intent of the Company or the Trustee to create an employee benefit plan under ERISA.

     1.2 The Trust is intended to be a grantor trust, of which the Company is the grantor, within the meaning of Subpart E, Part I, Subchapter J, Chapter 1, Subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

     1.3 The principal of the Trust, and any earnings thereon, shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes of Participants and general creditors as herein set forth. Participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Trust Agreement shall be mere unsecured contractual rights of Participants and their beneficiaries against the Company. Any assets held by the Trust will be subject to the claims of the Company’s general creditors under federal and state law in the event of Insolvency, as defined in Paragraph 11.1 herein, and, prior to payment of all claims by Participants or their beneficiaries, will be used by the Company only in the event of such Insolvency.

ARTICLE II
PAYMENTS TO PARTICIPANTS AND THEIR BENEFICIARIES

     2.1 Except as otherwise provided herein, Trustee shall disburse directly to the Company such funds as are needed to make payments to Plan Participants and their beneficiaries in accordance with such payment schedule. The Company shall make provision for the reporting and withholding of any federal, state, or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan and shall pay amounts withheld to the appropriate taxing authorities.

     2.2 The entitlement of a Participant or his or her beneficiaries to benefits under the Plan shall be determined by the Company or such party as it shall designate under the Plan, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan.

ARTICLE III
GENERAL DUTIES OF TRUSTEE

     3.1 It shall be the duty of the Trustee to hold, invest, reinvest and manage the Trust in accordance with the terms of this Agreement and in accordance with the investment policy established by the Company. The Trustee shall have full discretion in and sole responsibility for investment, management and control of Trust assets, subject to Paragraphs 3.3, 3.4 and 13.3 hereof. The Trustee shall have no duty or authority to determine the correctness of any contribution to the Trust, nor to enforce collection of such contribution.

     3.2 The Trustee shall be responsible only for duties specifically undertaken pursuant to the terms of this Agreement, and the Trustee shall not be liable for breach of fiduciary responsibility by another fiduciary except to the extent that the Trustee is liable for such breach pursuant to applicable law.

     3.3 Subject to Paragraph 3.4, and in accordance with any direction from the Company, the Trustee shall invest and reinvest the Trust, without distinction between principal and income, in any and all investments allowed by applicable law as the Trustee in its discretion may deem suitable for the Trust, provided that all investments shall be readily marketable and shall be in accordance with such investment guidelines as the Company may provide from time to time. The Company shall have the right, at any time, and from time to time, in its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust. This right is exercised by the Company in a nonfiduciary capacity without the approval or consent of any person in a fiduciary capacity. Such investment and reinvestment shall be restricted to property authorized for investment by trustees by any present or future law of any state. The Company intends that the Trust provide supplemental retirement income or the payment of deferred compensation to the Participants, and the Trustee shall invest Trust assets with that purpose.

     3.4 Appointment of Investment Manager. The Company may appoint an Investment Manager or Managers to manage all or any portion of the Trust assets. If an Investment Manager or Managers is appointed to manage and control all or any portion of the Trust assets, the Trustee shall exercise no authority or discretion in the management and control of such assets. The Trustee shall invest and reinvest such assets in accordance with the instructions of the Investment Manager or Managers appointed by the Company. The Investment Manager or Managers shall invest and reinvest the principal and income of the Trust pursuant to Paragraph 3.3 of this Article as if the Investment Manager was the Trustee.

     The Company may terminate the appointment of any Investment Manager or modify the terms of such appointment by written notice to the Trustee and the Investment Manager. An Investment Manager appointed by the Company shall discharge its duties in accordance with the standard of care imposed by Paragraph 10.7. The Trustee and the Company shall not be liable for the acts or omissions of such Investment Manager or Managers appointed by the Company nor be under any obligation to invest or otherwise manage any asset of the Trust which is subject to the management of such Investment Manager or Managers.

ARTICLE IV
POWERS OF TRUSTEE

     In addition to and not in limitation of powers given by law, the Trustee is authorized and empowered, subject to Paragraphs 3.3 and 13.3 hereof:

          (a) To sell, exchange, transfer, or otherwise dispose of any Trust property, at public or private sale, for such prices and on such terms as the Trustee deems suitable, without the approval of any court and without obligation upon any person dealing with the Trustee to see to the application of any money or other property delivered to it;

          (b) To deposit in any federally insured bank or savings and loan association (including itself) such sums of cash as it deems reasonable and in the best interest of the Trust;

          (c) To exercise any rights or powers of an owner appurtenant to any securities or other property held in the Trust;

          (d) To hold securities or other property in its name as Trustee or in the name of one or more nominees or in bearer form; provided, that the Trustee’s records shall at all times show that such property is part of the Trust;

          (e) To make, execute, acknowledge and deliver any instruments that may be necessary or appropriate to carry out the powers herein granted;

          (f) To consult and employ suitable agents, investment advisors, auditors and legal counsel or other advisers, which may be affiliates of the Trustee, and to pay their reasonable expenses and compensation;

          (g) With the consent of the Company, to enforce, abstain from enforcing, settle, modify, compromise, submit to arbitration or abandon any rights, obligations, claims, debts or damages due or owing to or from the Trust; in general to protect in any way the interests of the Trust; to commence, defend or represent the Trust in all suits and legal and administrative proceedings; and to abandon any property;

          (h) To accept and retain any securities or other property received or acquired by the Trust, whether or not such property would normally be purchased or would then be authorized as investments hereunder;

          (i) To collect and receive any money or other property due to the Trust and to give full discharge and acquittance therefor;

          (j) To do all acts, execute all such instruments, take all such proceedings and exercise all such rights and privileges with relation to the Trust as it deems necessary to carry out its obligations hereunder; provided, however, that if an insurance policy is held as an asset of the Trust, the Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy;

          (k) To do all acts, although not specifically named herein, which it deems advisable to carry out the purposes of this Agreement.

     Notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or to applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of Section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

ARTICLE V
DISPOSITION OF INCOME

     During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

ARTICLE VI
ACCOUNTING BY TRUSTEE

     6.1 The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between the Company and the Trustee, which shall be open to inspection by the Company or its agents at all reasonable times during the business hours of the Trustee and may be audited by independent public accountants engaged by the Company.

     6.2 Within sixty (60) days after each fiscal year of the Company, and within sixty (60) days after the termination of services of the Trustee, the Trustee shall file with the Company a certified account of its administration of the Trust during the preceding fiscal year or during the period from the close of the last fiscal year to the date of such termination of services, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in Trust at the end of such year or as of the date of such termination of services, as the case may be.

ARTICLE VII
RESIGNATION AND REMOVAL; SUCCESSOR TRUSTEES

     7.1 The Company may remove the Trustee pursuant to a resolution by the Company at any time by giving sixty (60) calendar days’ notice in writing to such Trustee. The Trustee may resign at any time by giving sixty (60) calendar days’ notice in writing to the Company. The parties by agreement may waive such written notice or may cause a resignation or removal to become effective before the running of the notice period.

     7.2 In the event of a vacancy in the office of Trustee arising by removal, resignation, inability or unwillingness to act, or otherwise, the Company may appoint one or more successor Trustees; if the Company does not appoint a successor Trustee within the 60-day time period referred to in Section 7.1, the Trustee shall remain Trustee and shall petition a court of competent jurisdiction to designate a successor trustee, which successor trustee must be an independent third party that may be granted corporate Trustee powers under State law. All expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

     7.3 Upon the resignation or removal of the Trustee, the Trustee shall have the right to a settlement of its account, which shall be made by agreement or settlement between the Trustee and the Company. In the event that an agreement cannot be reached, the Trustee may seek a judicial settlement of the account in an action instituted in a court of competent jurisdiction. Upon such settlement, all right, title and interest of the Trustee in the assets of the Trust and all rights and privileges under this agreement theretofore vested in the Trustee shall vest in a successor Trustee, and thereupon all future liability of such Trustee shall terminate; provided, however, that the Trustee shall execute, acknowledge and deliver all documents and written instruments which are necessary to transfer and convey its right, title and interest in the Trust assets, and all rights and privileges to the successor Trustee within thirty (30) calendar days after receipt of notice of the appointment of a successor Trustee, unless the Company extends the time limit.

     7.4 Pending appointment of any successor Trustee and acceptance of such appointment, the remaining Trustee or Trustees in office shall have full power and authority to take any action hereunder.

     7.5 The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to the provision of this Trust Agreement. The successor Trustee shall not be responsible for and the Company shall indemnify and defend the successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.

ARTICLE VIII
COMPENSATION; EXPENSES

     8.1 The Trustee shall receive such reasonable compensation for services rendered as may from time to time be agreed upon in writing by the Company.

     8.2 All reasonable expenses of administering the Trust as may from time to time be agreed upon by the Company, including fees for the services of counsel or agents and the compensation due the Trustee shall, unless paid by the Company, be paid from and constitute a charge upon the Trust. All taxes (including interest and penalties with respect thereto) levied or assessed with respect to all or any part of the Trust or the income thereon shall be paid by the Company. Notwithstanding the foregoing, if under applicable law (including the rule of constructive receipt of income) such taxes (including interest and penalties), income, deduction or credit is deemed to be an obligation, deduction or credit belonging to a Participant or beneficiary, the Participant or beneficiary shall be allocated the appropriate item of income deduction or credit and shall be responsible for the payment of all taxes (including interest and penalties with respect thereto) associated with the allocated item.

ARTICLE IX
AMENDMENT OR TERMINATION

     9.1 The Company may not revoke this Agreement except in the event of the insolvency or bankruptcy of the Company as determined under applicable law, in order to preserve the assets of the Trust for the Company’s general creditors. This Agreement may be amended at any time in writing by mutual agreement of the Company and the Trustee, provided, however, that Article XI may not be amended. This Trust shall be irrevocable. Notwithstanding the foregoing, no amendment shall conflict with the terms of the Plan or shall make the Trust revocable after it has become irrevocable in accordance with this Paragraph.

     9.2 The Trust shall not terminate until the date on which Participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan which are held by the Trust, at which point, any assets remaining in the Trust shall be returned to the Company.

ARTICLE X
IMMUNITY AND PROTECTION

     10.1 In the performance of its duties under this Trust Agreement, the Trustee shall exercise good faith and shall comply with the standard of care imposed upon it by the terms of this Agreement. The Trustee shall have the authority to interpret its responsibilities hereunder and in the absence of fraud or breach of fiduciary responsibility, the Trustee’s interpretation shall be conclusive. In case any dispute or doubt arises as to the Trustee’s rights, liabilities or duties hereunder, the Trustee may employ counsel and take the advice of such counsel as it may select and shall be fully protected in acting upon and following such advice except to the extent otherwise provided by law.

     10.2 Whenever the Trustee must or may act upon the direction or approval of the Company, it shall be fully protected in acting in accordance with the written instructions of the Company.

     10.3 To the extent permitted by law, the Trustee shall be fully protected in acting in good faith upon any instrument, request, direction or other communication believed by it to be genuine and to be executed by the proper person or persons.

     10.4 The Trustee shall not be obligated to institute, defend or participate in any legal or administrative action or proceeding, unless requested by the Company, or unless such action or proceeding is occasioned by the fault of the Trustee or involves a question of the Trustee’s fault.

     10.5 No persons dealing with the Trustee shall be bound to see to proper application of any money paid or property delivered to the Trustee, or to inquire into the validity or propriety of any act or transaction or the authority of the Trustee with respect thereto.

     10.6 The Trustee may from time to time consult with legal counsel who may be counsel to the Company, and shall be fully protected with respect to any action taken or omitted in reliance upon the advice of counsel.

     10.7 The Trustee shall discharge its duties hereunder solely in the interest of the Participants and their beneficiaries and (a) for the exclusive purpose of providing benefits under the Plan to the Participants and their beneficiaries and defraying reasonable expenses of the Trust; (b) with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims; (c) by diversifying the investments of the Trust within the objectives of the Company so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so; and (d) in accordance with this Agreement.

ARTICLE XI
NOTICE TO TRUSTEE OF BANKRUPTCY OR INSOLVENCY

     11.1 The Trustee shall cease payment of benefits to Participants and their beneficiaries if the Company is Insolvent. The Company shall be considered “Insolvent” for purposes of this Trust Agreement if (i) the Company is unable to pay its debts as they become due, or (ii) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

     11.2 At all times during the continuance of this Trust, the principal and income of the Trust shall be subject to claims of general creditors of the Company under federal and state law as set forth below.

     (a) The Company shall have the duty to inform the Trustee in writing of the Company’s Insolvency. If a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee determine whether the Company is Insolvent and, pending such determination, the Trustee shall discontinue payment of benefits to Participants or their beneficiaries.

     (b) Unless the Trustee has actual knowledge of the Company’s Insolvency, or has received notice from the Company or a person claiming to be a creditor alleging that the Company is Insolvent, the Trustee shall have no duty to inquire whether the Company is Insolvent.

     (c) If at any time the Trustee has determined that the Company is Insolvent, the Trustee shall discontinue payments to Participants or their beneficiaries and shall hold the assets of the Trust for the benefit of the Company’s general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Participants or their beneficiaries to pursue their rights as general creditors of the Company with respect to benefits due under the Plan or otherwise.

     (d) The Trustee shall resume the payment of benefits to Participants or their beneficiaries in accordance with Article II of this Trust Agreement only after Trustee has determined that the Company is not Insolvent or is no longer Insolvent.

     11.3 Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from the Trust pursuant to Paragraph 11.2 hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Participants or their beneficiaries under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to Participants or their beneficiaries by the Company in lieu of the payments provided for hereunder during any such period of discontinuance.

ARTICLE XII
PAYMENTS TO THE COMPANY

     Except as provided in Article XI hereof, after the Trust has become irrevocable, the Company shall have no right or power to direct the Trustee to return to the Company or to divert to others any of the Trust assets before all payments of benefits have been made to Participants and their beneficiaries pursuant to the terms of the Plan.

ARTICLE XIII
MISCELLANEOUS PROVISIONS

     13.1 Benefits payable to Participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy execution or other legal or equitable process.

     13.2 Where the context so requires, the masculine when used herein includes the feminine and the singular includes the plural.

     13.3 The Trustee hereby accepts the Trust created by this Agreement on the terms and conditions herein set forth. The Trustee represents and agrees that it will comply with applicable law in the exercise of its rights and the performance of its obligations under this Agreement.

     13.4 Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

     13.5 This Agreement shall be construed and enforced according to the laws of the State of Florida.

     IN WITNESS WHEREOF, the Company and the Trustee have caused this Agreement to be executed this 5 day of June, 2003.

Royal Caribbean Cruises Ltd.
By:	/s/ Thomas F. Murrill
Its:	Vice President HR

TRUSTEE: SunTrust Bank
By:	/s/ Susan Conerly
Its:	Vice President & Trust Officer